ARTICLES OF AMENDMENT
                                      OF
                            ARTICLES OF RESTATMENT
                                    OF THE
                           ARTICLES OF INCORPORATION
                                      OF
                     FINANCIAL STRATEGIC PORTFOLIOS, INC.


      Financial Strategic Portfolios, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies that:

      FIRST: Articles First of the Articles of Restatement of the Articles of Incorporation of the Company is hereby amended to read as follows:

      NAME AND TERM     The name of the corporation is

                        "INVESCO STRATEGIC PORTFOLIOS, INC.

      and it shall have perpetual existence.

      SECOND: The foregoing amendment, in accordance with the requirements of Setion 2-408 of the General Corporation Law of the State of Maryland, was approved by the Board of Directors of the Company on October 19, 1994.

      THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 2-605 of the General Corporation Law of the State of Maryland.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendemnt to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, Financial Strategic Portfolios has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 17th day of November, 1994.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                    FINANCIAL STRATEGIC PORTFOLIOS, INC.

                                    BY:  /s/ Dan J. Hesser
                                         -----------------
                                         DAN J. HESSER
                                         President

[SEAL]

WITNESSED:

/s/ Glen A. Payne
-----------------
GLEN A. PAYNE, Secretary


                                 CERTIFICATION

I, Ruth A. Christensen, a notary public in and for the County of Denver, City of Denver, and State of Colorado, do hereby certify that Dan J. Hesser, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 17th day of November, 1994.


                                   /s/ Ruth A. Christensen
                                   -----------------------
                                   Notary Public
                                   7800 E. Union Avenue
                                   Denver, Colorado 80237

[SEAL]

My commission expires March 16, 1998.